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                                                                      Exhibit 11

                     HELEN OF TROY LIMITED AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

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
                                                       Three Months Ended           Nine Months Ended
                                                          November 30,                  November 30,
                                                       1996          1995           1996            1995
                                                   -----------    -----------    -----------    -----------
Primary Earnings per Share:
         Weighted average number of
         common shares outstanding                  13,114,185     12,961,072     13,015,119     12,902,120

Increase in weighted average
         number of common shares outstanding
         due to options and warrants                   850,703        373,050        761,036        477,046

Weighted average number of
         common shares outstanding, as adjusted     13,964,888     13,334,122     13,776,155     13,379,166

Net earnings                                       $ 7,805,000    $ 5,974,000    $14,302,000    $11,013,000

Net earnings per common and
         common equivalent share                   $       .56    $       .45    $      1.04    $       .82

Fully Diluted Earnings per Share:
         Weighted average number of
         common shares outstanding                  13,114,185     12,961,072     13,015,119     12,902,120

Increase in weighted average
         number of common shares outstanding
         due to options and warrants                 1,102,989        376,116        901,880        513,396

 Weighted average number of
         common shares outstanding, as adjusted     14,217,174     13,337,188     13,916,999     13,415,516

Net earnings                                       $ 7,805,000    $ 5,974,000    $14,302,000    $11,013,000

Net earnings per share,
         assuming full dilution                    $       .55    $       .45    $      1.03    $       .82
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